UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

YIELD10 BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way,
Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	YTEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 14, 2024, Yield10 Bioscience, Inc. (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel has determined to delist the Company’s common stock. Suspension of trading in the Company’s common stock will be effective at the open of trading on May 16, 2024. Following the delisting of its common stock from the Nasdaq Capital Market, the Company will continue to be a reporting company under the Securities Exchange Act of 1934. The Company expects its common stock will commence trading on the OTC Markets Group platform at the open of trading on May 16, 2024 under the symbol “YTEN.” The Company plan to apply for trading on the OTC-QB market.

The Company has a period of 15 days from the date of the notice letter to submit a written request for a review of the Nasdaq Hearings Panel’s delisting determination by the Nasdaq Listing and Hearing Review Council (the “Listing Council”). The Company does not plan to appeal the Nasdaq Hearings Panel’s determination and expects that a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which would remove the Company’s common stock from listing and registration on Nasdaq.

As previously reported, on May 18, 2023, the Staff of the Nasdaq informed the Company that it did not comply with the minimum stockholders’ equity requirement pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). The Staff granted the Company’s request for an extension until September 30, 2023, which was subsequently extended until November 14, 2023, to comply with Rule 5550(b)(1).

On November 15, 2023, we received a notice from Nasdaq of the Staff’s determination that the Company had not met the terms of such extension. The Company requested an appeal of the Staff’s determination and submitted a hearing request to the Panel, which request stayed any delisting action by the Staff until the hearing process was concluded. Yield10 participated in a hearing before the Panel on February 6, 2024, and on February 13, 2024, we were notified by the Panel that the Company had been granted an additional extension to remain listed on The Nasdaq Capital Market until May 13, 2024, subject to certain conditions. These conditions included that the Company provide a written update on the status of its plans to obtain financing and strengthen its balance sheet by March 15, 2024, as well as provide prompt notification of any significant events that may occur during the period of extension that may affect the Company’s compliance with Nasdaq requirements. We provided the Panel with the requested update on March 14, 2024. The Company was granted an additional period, or until May 13, 2024, to regain compliance with the Rule.

Item 8.01. Other Events.

On May 15, 2024, Yield10 Bioscience, Inc. (the “Company”) issued a press release announcing the receipt of the notice of delisting from Nasdaq.

A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

99.1	Press release dated May 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: May 15, 2024	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer

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